CONSENT OF EXPERT

Gideon Johannes van der Heever, Pr.Sci.Nat.
P.O. Box 20
Potchefstroom
South Africa
2520

US Securities and Exchange Commission

Re Great Basin Gold Ltd. Form on 20F for the Fiscal year ended December 31, 2004

I, Gideon Johannes van der Heever, Pr.Sci.Nat hereby certify that I have read the disclosure in connection with the Burnstone Gold Project contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Great Basin Gold Ltd.

Dated this 29th day of June, 2005.

Deon van der Heever, Pr.Sci.Nat.
GeoLogix Mineral Resource Consultants (Pty) Ltd.